Exhibit 99.1

CENTERLINE HOLDING COMPANY RECEIVES NOTICE REGARDING NYSE LISTING

NEW YORK, NY – October 30, 2008 – Centerline Holding Company (NYSE:CHC) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, an alternative asset manager focused on real estate funds and financing, today announced the Company has been notified by New York Stock Exchange Regulations, Inc. that it is not in compliance with one of the continued listing standards of the New York Stock Exchange (the “NYSE”).

Centerline is considered below criteria established by the NYSE because the Company’s total market capitalization has been less than $75 million over a consecutive 30 trading-day period and its last reported shareholders’ equity was less than $75 million.

In accordance with NYSE procedures, Centerline has 45 days from the receipt of the notice to submit a plan to the NYSE demonstrating how it intends to comply with the NYSE’s continued listing standards within 18 months. Centerline intends to develop a plan to bring the Company in compliance with the listing standards within the required time frame.

If the average closing price of Centerline’s common stock is less than $1.00 over a consecutive 30 trading-day period, the Company will receive a formal written notice from the NYSE regarding its non-compliance with an additional NYSE listing standard (the “Closing Price Rule”).  As of October 29, 2008, the average closing price of Centerline’s common stock over the last 30 consecutive trading days was $1.25 and the closing price of Centerline’s common stock on October 29, 2008 was $0.56.  The Company believes it will be out of compliance with this additional listing standard, unless the market price of its common stock increases significantly in the near term.  In order to remain in compliance with the Closing Price Rule, the share price and the consecutive 30 trading-day closing price of Centerline’s common stock must be above $1.00 within six months from the date the Company receives formal notice of non-compliance from the NYSE. Should the Company fail to meet these standards at the expiration of the six month period, the NYSE will commence suspension and delisting procedures.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (NYSE:CHC), is an alternative asset manager focused on real estate funds and financing.  As of June 30, 2008, Centerline had more than $14 billion of assets under management.  Centerline is headquartered in New York, New York and has nine offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Investor Relations Department directly at (800) 831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the potential for the Company to be considered below criteria  with respect to other NYSE listing standards and the possible delisting of the Company’s shares if the Company’s plan for bringing it in compliance with the listing standards is not accepted by the NYSE. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, adverse changes in real estate markets, general economic and business conditions; adverse changes in credit markets and risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities and collateralized debt obligations; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.